[Exhibit 32.1]


   CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
    PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Admiral Financial Corp. (the "Company") on Form 10-Q for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), I, Wm. Lee Popham, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                        ADMIRAL FINANCIAL CORP.


Date:   February 13, 2007           By: /s/  Wm. Lee Popham
                                       ----------------------------
                                        Wm. Lee Popham, Chairman,
                                        CEO and CFO